UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007

DG FASTCHANNEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27644	94-3140772
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

750 West John Carpenter Freeway, Suite 700	75039
Irving, Texas	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 581-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On December 18, 2007, DG FastChannel, Inc. (“DG FastChannel”), announced that it has entered into an Asset Purchase Agreement (the “Agreement”) with Level 3 Communications, LLC to acquire its Vyvx advertising services business (“Vyvx”) including its distribution, post-production and related operations, for $129 million in cash, subject to certain adjustments. The consummation of the merger is subject to customary conditions and regulatory approvals.  DG FastChannel obtained a financing commitment from BMO Capital Markets for a six–year, $145 million senior credit facility and a two-year, $65 million senior unsecured bridge loan to fund the Vyvx advertising services business transaction and to refinance DG FastChannel’s existing $85 million senior credit facility.

DG FastChannel issued a press release on December 19, 2007 announcing the transaction contemplated by the Agreement.  Both the Agreement and press release are filed as exhibits hereto. The above summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

2.1	Asset Purchase Agreement, dated as of December 18, 2007, by and among DG FastChannel, Inc., Level 3 Communications, LLC, WilTel Communications, LLC and Vyvx, LLC.

99.1	Press release, dated December 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DG FASTCHANNEL, INC.
(Registrant)

	By:	/s/ Omar A. Choucair
Name: Omar A. Choucair
Title: Chief Financial Officer

Date: December 21, 2007

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated as of December 18, 2007, by and among DG FastChannel, Inc., Level 3 Communications, LLC, WilTel Communications, LLC and Vyvx, LLC.

99.1	Press release, dated December 19, 2007.